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                                                                   Exhibit 10.15


                              EMPLOYMENT AGREEMENT

      This Employment Agreement made as of this 10th day of March, 1999, between SAGE NETWORKS, INC., having an address at 215 First Street, Cambridge, MA 02142 ("Employer"), and JAMES M. LIDESTRI, residing at 225 Crestwood Court, Fishkill, New York 12524 ("Employee").

      WHEREAS, an Asset Purchase Agreement (the "Purchase Agreement") dated as of March 8, 1999 was entered into among the Employer, Interliant, Inc., a Texas corporation (the "Company") and certain other parties;

      WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the parties desire the Employee to serve in certain capacities with the Employer.

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

      1. Definitions.

            Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement. As used herein, the following terms have the following meanings:

            "Agreement" shall mean this Agreement and any amendments hereto.

            "Agreement Term" shall have the meaning ascribed to it in Section 2(a).

            "Base Salary" shall mean the Employee's annual salary as determined pursuant to Section 5(a) hereof.

            "Board" shall mean the Board of Directors of the Employer.

            "Cause" shall have the meaning ascribed to it in Section 9.

            "Employment Year" shall mean each consecutive 12-month period during the Agreement Term, the first of which shall commence on the date hereof.

            "Good Reason" shall have the meaning ascribed to it in Section 2(d).

            "Intellectual Property" shall have the meaning ascribed to it in
            Section 4(d).

            "Objectives-Based Bonus" shall have the meaning ascribed to it in
            Section 5(d).

            "Restricted Period" shall mean (i) where the Employee is terminated by the Employer for Cause or where the Employee terminates this Agreement or ceases employment with Employer other than for Good Reason, a period commencing on the date of such termination and ending on the later of (a) two years following the date of this Agreement or (b) one year following the date of such termination; (ii) where the Employee is either terminated by the Employer without Cause or the Employee terminates his employment for Good Reason, a period of one year following the date of such termination; or (iii) upon any expiration of the Agreement Term, a period of one year following the date of such expiration.

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            "Signing Bonus" shall have the meaning ascribed to it in Section
5(c).

      2. Agreement Term.

            (a) The Employer will employ the Employee and the Employee will work for the Employer, on the terms and conditions set forth herein, for a term commencing on the date hereof and terminating on March 1, 2001 (the "Contract Termination Date"), unless sooner terminated as provided in Section 2(b) or in accordance with Section 9, or in the event of death or disability of the Employee as provided in Section 2(c) (the "Agreement Term"); provided, however, that the Agreement Term shall automatically continue and the Contract Termination Date shall be automatically extended thereafter on a month to month basis, unless either the Board or an officer of Employer at the direction of the Board shall notify the Employee or the Employee shall notify the Employer, that the Employer or the Employee (for any or no reason) desires to terminate this Agreement, in which event this Agreement shall terminate, without any other action by the parties, on the date which is ninety (90) days after the date such notice is delivered.

            (b) This Agreement may be terminated by the Employer for Cause (as defined in Section 9) prior to the end of the Agreement Term on such date as shall be specified in a notice given by the Employer to the Employee.

            (c) In the event of the death or disability of the Employee during the Agreement Term, this Agreement shall terminate as of the date of such death or as of the date of determination that such disability has occurred and the Employee's estate or the Employee, as the case may be, shall be entitled to receive (i) any and all accrued and unpaid portions of the Base Salary to the date of death or disability, (ii) all of the benefits to which the Employee would be entitled pursuant to Sections 7 and 8 hereof to the date of death or disability, and (iii) in the case of the death of the Employee, such other payments and benefits as shall be provided to the estates and beneficiaries of deceased Employees under the then existing policies of the Employer. As used herein, a "disability" shall have occurred if, as a result of physical or mental incapacity, the Employee shall have been incapable of performing Employee's duties hereunder for a period in excess of 26 consecutive calendar weeks or an aggregate of 30 weeks in any 12 month period, as determined by the Board (or a committee or officer of the Employer designated by the Board) in its sole discretion. If the Employee disagrees with such determination, the Board (or such designated committee or officer) and the Employee shall select a mutually satisfactory physician to resolve the disagreement and the resolution of such physician shall be binding on both the Employer and the Employee.

      (d) The Employee shall be entitled to terminate his employment hereunder for Good Reason. Termination by the Employee of the Employee's employment for "Good Reason" shall mean (i) any breach of this Agreement by the Employer, including, without limitation, any attempted reduction during the Agreement Term in the amount of the Employee's compensation or benefits in effect from time to time; or (ii) without the Employee's written consent, the assignment to the Employee of any duties which are materially inconsistent with the Employee's positions, duties, responsibilities and status, a significant reduction in the Employee's title, duties or responsibilities; and such event shall continue for a period of thirty (30) days or more after written notice thereof is sent to the Employer by the Employee.


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      3. Duties.

            The Employee shall exercise such powers and perform such duties and services commensurate with his position for the Employer as the Chief Executive Officer of Employer may, from time to time, reasonably require, and shall devote his entire business time, energy and attention to the business of the Employer, or its subsidiaries. The Employee shall be the Executive Vice President of the Employer and President of Interliant of Texas, Inc., a Delaware corporation and a wholly owned subsidiary of Employer. The Employee shall report to the Chief Executive Officer of the Employer.

      4. Non-Competition; Nonsolicitation; Confidentiality; Intellectual Property Matters.

            (a) During the Agreement Term and for the Restricted Period, the Employee will not engage in any capacity in a business substantially similar to or in competition with the business of the Employer or its subsidiaries during the Agreement Term or as of the date of termination, as the case may be, that is located or does business in any state in the United States or anywhere throughout the world except as an officer, director, shareholder or employee of the Employer or any affiliate thereof. However, nothing in this Section 4 shall prohibit the Employee from acquiring or holding any issue of stock or securities of any person that has any securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as (i) the Employee is not deemed to be an "affiliate" of such person as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended, and (ii) the Employee and/or members of his immediate family or persons under his control do not own or hold more than 5% of any voting securities of any such person.

            (b) During the Agreement Term and for the Restricted Period, the Employee will not, unless acting with the express written consent of Employer, directly or indirectly, solicit or interfere with, or endeavor to entice away:

                  (i) any person who has rendered services as an employee for the Company with respect to the Business or the Employer or any of their respective affiliates during the 12 month period immediately preceding the date of termination or expiration of this Agreement; or

                  (ii) with respect to any business substantially similar to the business in which the Employer or any of its affiliates is or has been engaged on or after the date of this Agreement, any person or entity who was a customer or client of the Employer, the Company or any of their respective affiliates at any point during the 12 months preceding the termination or expiration of this Agreement or any person or entity who requested or received a proposal from the Employer, the Company or any of their respective affiliates within the 12 months preceding the termination or expiration of this Agreement.


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            (c) During the Agreement Term and at all times thereafter the
Employee agrees to hold in confidence all matters and things related to the business of the Employer and each of its direct and indirect subsidiaries or affiliates of a confidential or secret nature (including, without limitation, all private or proprietary information) which the Employee may acquire, learn, develop or create during the Agreement Term and will not, without the written consent of Employer, except in the performance of the Employee's duties as an employee of the Employer, use, publish or disclose any such matter or thing except to the extent that (i) such information is otherwise publicly available or (ii) disclosure is required by applicable law, regulation, legal process or court order or (iii) such information is otherwise lawfully obtained by the Employee.

            (d) The Employee hereby assigns, and agrees to assign, to the Employer all of the Employee's right, title and interest in and to all inventions, discoveries, improvements, ideas, computer or other apparatus programs and related documentation, and other works of authorship, whether or not patentable, copyrightable or subject to other forms of protection, that are made, created, developed, written or conceived by the Employee during the Agreement Term (and any written or oral extension thereof), whether during or outside of regular work hours, either solely or jointly with another, in whole or in part, either (i) in the course of the Employee's employment by the Employer or its affiliates and on behalf of the Employer as part of the Employee's duties or (ii) relating to the actual or anticipated business or research or development of the Employer, or, (iii) in either of both instances described in the foregoing clauses "(i)" or "(ii)," with the use of the Employer's time, material, private or proprietary information, or facilities (herein each designated "Intellectual Property"). Notwithstanding the foregoing, it is understood and agreed between the Employer and the Employee that, from time to time, the Employee has engaged in writing and speaking activities that are not related to his duties to the Employer hereunder, and that the Employee shall be permitted to continue to engage in such activities and shall be permitted to do so during regular work hours and with the use of the Employer's facilities (but no private or proprietary information of the Employer), so long as these activities do not materially interfere with the performance by the Employee of his duties hereunder. The Employee agrees to execute (without charge to the Employer) a specific assignment of title to Employer and to do anything else reasonably necessary to enable Employer to secure a patent, copyright or other form of protection for said Intellectual Property anywhere in the world. The Employee acknowledges and agrees that the copyrights in Intellectual Property created within the scope of the Employee's employment belong to the Employer by operation of law.

            (e) The Employee agrees to execute upon request by the Employer from time to time during the Agreement Term, any nondisclosure, intellectual property or confidentiality agreements which the Employer may require its employees generally to execute, consistent with the foregoing and paragraph (d) above, but not inconsistent with other terms of this Agreement.

      5. Salary; Bonuses.

            (a) As compensation for the Employee's services to be rendered to the Employer and in consideration for the covenants and agreements of the Employee contained herein, the Employer shall pay to the Employee an annual Base Salary of $180,000.


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            (b) The Base Salary shall be payable in substantially equal installments and in substantially the same manner that salaries are paid by the Employer to other employees in comparable positions with the Employer. The Board (or a committee of the Board) shall make an annual review of the Base Salary and may, but shall not be obligated to, in its sole discretion, make increases thereto.

            (c) The Employer shall pay to the Employee a signing bonus (the "Signing Bonus"). The Signing Bonus shall be equal to $150,000, two-thirds (i.e., $100,000) of which shall be payable upon execution and delivery of this Agreement by the parties hereto. The remaining one-third (i.e., $50,000) shall be payable on the first anniversary of the date of this Agreement, provided that this Agreement has not been terminated by the Employer for Cause or by the Employee without Good Reason on or before the date that such installment is payable.

            (d) The Employer shall pay to the Employee an objectives-based bonus (the "Objective-Based Bonus"). The Objective Based-Bonus shall be equal to $70,000 per year and shall be paid to Employee upon Employee meeting or exceeding certain objectives as determined in good faith by the Chief Executive Officer of Employer in consultation with Employee.

      6. Vacation.

            The Employee shall be entitled to vacation periods annually during the Employee's employment under this Agreement consistent with the Employer's vacation policy for employees generally.

      7. Reimbursement for Expenses.

            The Employer shall reimburse the Employee for all reasonable and necessary expenses and other disbursements actually incurred by the Employee for and on behalf of the Employer in the performance of the Employee's duties upon submission of adequate documentation of such expenses and in accordance with the Company's reimbursement policy then in effect.

      8. Benefits.

            The Employee shall be entitled to participate in any health, medical and dental, insurance or similar plan or program of the Employer established or in effect for the benefit of its employees generally (collectively, "Insurance Benefits").

      9. Termination By Employer for Cause.

            Termination of this Agreement for "Cause" by the Employer shall mean termination due to the occurrence of any of the following events:

      (a) if the Employee is convicted of any crime (whether or not involving the Employer) which constitutes a felony or involves moral turpitude, fraud or misrepresentation;


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      (b) if the Employee engages in dishonest conduct in connection with the
Employee's employment, which is fraud, theft or misappropriation or embezzlement of Employer's funds, which termination shall be effective on the tenth (10th) day after written notice from Employer is delivered to the Employee and Employee shall have had a reasonable opportunity to be heard by the Chairman or Co-Chairman of the Employer;

      (c) if the Employee shall have breached any of the Employee's material obligations under this Agreement, (other than an inadvertent breach as to which the Employee shall have discontinued the activity causing the breach within two
(2) business days following delivery of notice thereof to the Employee); or

      (d) if the Employee has habitually failed to follow the reasonable directives of the Employer for the performance of the Employee's duties or responsibilities hereunder (other than any failure resulting from the Employee's incapacity due to physical or mental illness), including, without limitation, the Employee's duties and responsibilities under Section 3 hereof, after due notice to the Employee, and a reasonable opportunity to be heard by the Chairman or Co-Chairman of the Employer within one month after the giving of such notice and to correct such failure.

      10. Certain Remedies.

            (a) In the event the Employer terminates this Agreement for Cause as defined in Section 9 above, all of the Employee's rights under this Agreement shall thereupon terminate and Employee shall be entitled only to all accrued and unpaid portions of the Base Salary through the date of such termination, and to all vested benefits under any employee benefit plans maintained by the Employer, whether funded or unfunded, accrued through the date of such termination. Notwithstanding the foregoing, such termination shall be without prejudice to any right the Employee may have to continue to participate, on a post-employment basis, in any retirement plan of the Employer now existing or established hereafter for the benefit of its employees in general or any health plan of the Employer, to the extent the Employee is eligible under the general provisions thereof or as required by applicable law, including, without limitation, COBRA.

            (b) In the event of termination by the Employer without Cause or in the event the Contract Termination Date occurs on account of the Board or an officer of Employer at the direction of the Board, giving the notice provided for in Section 2(a) hereof or the Employee terminates this Agreement for Good Reason, the Employer shall pay to the Employee (i) any remaining amount of the Signing Bonus, plus (ii) the greater of (A) the amount of remaining Base Salary and other compensation due to the Employee under the terms of this Agreement (including, without limitation, a pro rata portion of the Objective-Based Bonus earned during the year in which Employee's employment is terminated for the portion of the year that the Employee was employed by the Employer), as in effect at such time, and (B) an amount equal to six (6) months of his monthly Base Salary in effect at the Date of Termination or the Contract Termination Date, as the case may be, plus a pro rata portion of the Objective-Based Bonus earned during the year in which Employee's employment is terminated for the portion of the year that the Employee was employed by the Employer during the year of such termination, and the Employee's participation in all customary benefit programs established by the Employer shall


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continue as before termination during the longer of the remainder of the
Agreement Term and such six-month period, as if he continued to be employed by the Employer during such period. In the event any such benefit program is by law not available to non-employees, the Employer will provide a comparable benefit to the Employee during such period. The date on which a termination pursuant to this Section 10(b) becomes effective (the "Date of Termination") shall be the date on which the party terminating this Agreement gives the other party written notice of termination in accordance with the terms hereof.

      11. No Mitigation

            The provisions of this Agreement are not intended to, nor shall they be construed to require that, the Employee mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment. Without limiting the foregoing, the Employer's obligations to make the payments to the Employee under this Agreement and otherwise perform its obligations hereunder shall not be affected by any right of set-off that the Employer may have against the Employee.

      12. Notice.

            Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by registered mail, postage prepaid: if to the Employee at the Employee's address set forth on the first page hereof, or at such other address as Employee shall designate by notice to the Employer, and if to the Employer at 215 First Street, Cambridge, MA 02142, with a copy to Bruce S. Klein, Senior Vice President and General Counsel, Sage Networks, Inc., 11 Martine Avenue, 12th Floor, White Plains, NY 10606, or at such other address as it shall designate by notice to the Employee.

      13. Successors and Assigns.

            This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that Employer may assign this Agreement to any successor entity resulting from a merger, consolidation, sale of stock of Employer or sale of substantially all of the assets of Employer, provided that such successor entity expressly assumes all the the obligations of the Employer under this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or, if there is no such designee, to the Employee's estate.

      14. Governing Law; Jurisdiction.


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            This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflict of law rules. The Employer and the Employee submit and consent to the exclusive jurisdiction of the state and federal courts located in the State of New York, Counties of New York or Westchester with respect to any legal actions between them relating to this Agreement.

      15. Only Contract Relating to Employment; Amendments.

            This Agreement supersedes any prior contracts relating to employment between the Employee and the Employer and constitutes the full and complete agreement between the Employee and the Employer in such respect and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement cannot be changed, modified or amended and no provision or requirement hereof may be waived without the consent in writing of the Employee and the Employer.

      16. Headings.

            The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

      17. Severability.

            The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any provision contained in this Agreement is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision so that in its reduced form any such restriction shall thereafter be enforceable to the maximum extent permitted by law. It is the intent of the parties hereto that the covenants contained in this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Employer).

      18. Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Employer and the Employee have caused this Agreement to be executed as of the date first above written.

                                       SAGE NETWORKS, INC.

                                       By:  /s/ Leonard J. Fassler
                                           -------------------------------------
                                           Leonard J. Fassler, Chairman

                                       EMPLOYEE:


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                                        /s/ James M. Lidestri
                                       --------------------------------
                                       James M. Lidestri


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